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                                                                    EXHIBIT 23.4

                        [CHEN & CO. LAW FIRM LETTERHEAD]


October 23, 2006


Canadian Solar Inc.
Xin Zhuang Industry Park,
Changshu, Suzhou
Jiangsu 215562
People's Republic of China

Ladies and Gentlemen:

     We hereby consent to the use of our name under the captions "Risk Factors," "Enforceability of Civil Liabilities" and "Legal Matters" in the prospectus included in the registration statement on Form F-1, originally filed by Canadian Solar Inc. on October 23, 2006, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.




                                                 Sincerely yours,
                                                 /s/
                                                 Chen & Co.